EXHIBIT 99.1

GLOBAL EPOINT REPORTS THIRD QUARTER 2003 RESULTS; ANTICIPATES RECORD FOURTH  QUARTER REVENUES

City of Industry, Calif.—November 18, 2003—Global ePoint, Inc. (the Company) (Nasdaq: GEPT) reported financial results for its third-quarter and nine months ended September 30, 2003. In addition, the Company announced that it anticipates record revenues for its 2003 fourth quarter.

As previously reported, in August 2003 Global ePoint completed the acquisition of 100% of McDigit, Inc. (McDigit) pursuant to a definitive agreement executed on March 31, 2003. As a result of the acquisition, the Company now has two main divisions, one manufactures industrial, business, and consumer computers, through a subsidiary that commenced operations in 2001, and the other is developing long-range video, audio, and data transmission systems based on the technology acquired from Sequent Technologies, Inc. in March 2003. The acquisition of McDigit by Global ePoint has been recorded for accounting purposes as a reverse acquisition whereby McDigit has been treated as the accounting acquirer and Global ePoint, the pre-acquisition public entity, has been treated as the accounting acquiree. Accordingly, all historical presentations of the Company’s results of operations set forth herein are those of McDigit’s prior to August 2003 and those of Global ePoint’s and McDigit’s combined for and after August 2003.

Third-quarter 2003 net sales for the Company increased 55% to $3.9 million, from $2.5 million in the 2002 third quarter. Substantially all of the sales during the third quarter were generated by the Company’s industrial, business and consumer computer division. McDigit’s digital video surveillance division (Sequent division) continued its pre-sales initial market and product development efforts and has not yet generated significant sales.

The net income of the Company prior to the costs and expenses of its Sequent division increased 150% to $524,000 for the 2003 third quarter, from $209,000 for the 2002 third quarter. The Company believes that disclosing its operating results net of the costs and expenses related to its Sequent division provides meaningful insight into the Company’s on-going economic performance and therefore uses this type of information internally to evaluate and manage the Company’s operations. The Company has chosen to provide this supplemental information to investors to enable them to perform additional comparisons of operating results and as a means to emphasize the results of its more mature computer division. The costs and expenses incurred in the initial market and product development efforts of the Sequent division totaled $522,000 in the 2003 third quarter with no comparable costs in the 2002 third quarter. As a result, the consolidated net income of the Company totaled $2,000, or less than one cent per share, for the 2003 third quarter, versus $209,000, or five cents per share, for the 2002 third quarter.

Nine-month 2003 net sales for the Company increased 22% to $8.3 million, from $6.8 million in the 2002 nine-month period. Similar to the third quarter, substantially all of the sales were generated by the Company’s industrial, business and consumer computer division. The net income of the Company prior to the costs and expenses of its Sequent division increased 77% to $932,000 for the 2003 nine-month period, from $526,000 for the 2002 nine-month period. The costs and expenses incurred in the initial market and product development efforts of the Sequent division totaled $1.5 million in the 2003 nine-month period with no comparable costs in the 2002 nine-month period. As a result, the Company incurred a net loss for the 2003 nine-month period of $558,000, or nine cents per share, versus net income of $524,000, or eleven cents per share, for the 2002 nine-month period.

The Company announced that it anticipates revenues of approximately $10 million to $13 million for the 2003 fourth quarter, versus revenues of $2.5 million for the 2002 fourth quarter. If achieved, this would represent record quarterly revenues for the Company and a 400% increase from the comparable quarter in 2002. This revenue guidance is based on orders from customers that are generally cancelable or may be delayed without significant penalty and, in addition, is a forward looking statement made pursuant to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995 (see below).

Toresa Lou, Global ePoint’s Chief Executive Officer, commented: “We are pleased with our third-quarter sales growth compared to last year’s third quarter sales and to be looking forward to fourth-quarter sales that could alone exceed our sales for all of last year, which totaled $9.2 million. However, despite strong growth in our computer division, we have not progressed as quickly as we anticipated with our overall business plans. Our progress was significantly impacted by delays in completing the merger between Global ePoint and McDigit in the summer, which required an additional three months to complete, and the amount of management and internal resources required to integrate operations and business plans. With those delays now over, we are looking forward to making substantial progress in the coming quarter.

MORE

“Since August, management has been transforming Global ePoint into an advanced technology developer and manufacturer with the potential for higher growth. During this process we have not only focused on internal transformation, but also on identifying and developing new growth opportunities for the Company. In addition to managing our existing operations, we have been diligently moving forward in three primary areas of our business strategies: finding growth opportunities for our computer division; reviewing and assessing market development and technological feasibility for our digital video surveillance technology, and; identifying and reviewing potential strategic alliances and technology acquisitions.

“With respect to our computer division, as a result of our efforts in the 2003 third quarter, we are now well positioned to accommodate future growth opportunities and benefit from economies of scale. Our growth thus far has been directly attributable to our ability to provide flexible, cost-effective, turnkey manufacturing solutions to customers in need of robust, cost effective personal computers for industrial, business and consumer applications. Our operations and facilities have been structured to enable us, should we obtain the orders, to produce in excess of two hundred million dollars in annual sales. We plan to continue our efforts in developing opportunities in various vertical markets and are excited about this potential for expanding revenue sources.

“With respect to our Sequent digital video surveillance division, during the third quarter we continued to further develop the technology related to its products and gather market data on our technology. In October, as a result of our efforts, we announced the use of our technology in the installation and operation of the first wireless digital video surveillance system for a major law enforcement agency, the City of Riverside police department. This first major installation holds attractive promise for future sales growth and, although the sales momentum we initially anticipated has been slow in progressing, we remain excited about the potential of this very large market. We are now reviewing our sales and marketing plans as well as our product development plans, so that we can determine the most effective approach to build brand recognition and product acceptance in not only the law enforcement area, but in other large security and surveillance markets. We believe that through continual product development and through introduction of new advanced technologies, we have the potential to enter those new markets, realize cost efficiencies of larger-scale production, and thereby create even broader market opportunities, for example at the consumer level.

“With respect to strategic alliances and technology partnerships, in October 2003 we announced a strategic alliance with a software solutions provider focused on developing real-time encoding, streaming and transcoding for standard-based audio-visual communication. Our focus in this area is to create relationships with leading edge technology partners in order to further develop software solutions designed for digital video applications, such as streaming, surveillance, conferencing, broadcasting and content authoring, as well as real-time video compression and streaming. We believe these strategic alliances may not only benefit our current vertical market development focus in Law Enforcement and Homeland Security, but also expand our vertical markets for this technology. We plan to continue identifying and reviewing other similar strategic opportunities for the Company.

“We believe we have created a strong foundation to make Global ePoint an exciting growth-oriented company. As a result of higher order flows for our computer products and subcontract manufacturing, indications of growing acceptance of the Company’s systems and technologies, and the expected results of increased activities in sales and marketing, we anticipate record fourth quarter 2003 revenues, “ Lou stated.

About Global ePoint

In August 2003, Global ePoint completed a merger that has transformed the Company into an emerging growth technology company consisting of two main operating divisions. One operating division manufactures customized computers and provides comprehensive computer solutions for the industrial, business, consumer and contract-manufacturing markets. That division currently supplies approximately 80% of the industrial computers to major suppliers of x-ray security equipment for the airline industry. The division is expanding its manufacturing into other markets, such as consumer retail sales, medical applications and PC gaming applications. The Company’s other operating division, Sequent Technologies, is establishing initial market acceptance of its long-range video, audio and data transmission systems. Sequent’s digital video surveillance systems are designed to transmit video, audio, and data streams from anywhere using virtually any data transmission system and the Internet. Sequent’s ability to network video surveillance systems and provide secure access via existing Internet, cellular, and computer interfaces is designed to enhance the potential use of video in law enforcement, public safety, commercial security, homeland security, airport/airline and military applications. For more information on Global ePoint, go to www.globalepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

All statements included or incorporated by reference in this release other than statements of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about

MORE

our industry, management’s beliefs and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions. Our actual results could differ materially and adversely from those expressed in any forward-looking statement.

Important factors that may cause such a difference include, but are not limited to, the general economic slowdown, including the continuing significant economic slowdown in the information technology sector; the rate at which our present and future customers adopt our emerging technologies and products; decreases in the levels of government expenditures, including authorizations for law enforcement and security related programs; our limited operating history; the speculative nature of revenues from our Sequent division; our inability to successfully integrate the operations of Global ePoint and McDigit; changes in government procurement procedures; competitive pressures and other factors such as the availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; the lengthy and variable sales cycles for our products; increased governmental regulation of communications monitoring; the loss of key customers, including the loss of business from any related party with which we do business; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies; the risk of further dilution in connection with the issuance of additional shares of common stock; our ability to identify new markets for our products; the risk that unshipped orders for our products can generally be canceled or delayed without significant penalty; our failure to develop strategic alliances; undetected technological defects in our products; intellectual property ownership issues; our continued reliance on a relatively small number of customers for a substantial portion of our revenues; the effects of new and emerging technologies; the inability to expand or maintain relationships with value added resellers, system integrators and other strategic and technology partners; and intellectual property disputes and customer indemnification claims, settlements and other types of litigation risk.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors and information that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date of this release. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Global ePoint, Inc. and Subsidiaries

Selected Financial Information

For The Three and Nine Months Ended September 30, 2003

(Unaudited)

	Three Months			Nine Months
	2003		2002	2003		2002
Net Sales	$3,859,000		$2,456,000	$8,256,000		$6,770,000

Net Income (loss)	$2,000	(A)	$209,000	$(558,000	)(A)	$524,000

Earnings (loss) per share	$—		$0.05	$(0.09)		$0.11

Weighted average shares	8,236,000		4,622,000	5,976,000		4,622,000

(A)	Included in net income (loss) for the three and nine months ended September 30, 2003 were $522,000 and $1,490,000, respectively, in marketing, development and related costs and expenses associated with the Company’s start-up activities for its digital video surveillance division

END